AMENDED EMPLOYMENT AGREEMENT

            THIS AMENDED EMPLOYMENT AGREEMENT is made this 10th day of March 2005 (the “Agreement”), between Chemokine Therapeutics Corp. a Delaware Corporation and its wholly owned subsidiary Chemokine Therapeutics (B.C.) Corp. a B.C. Corporation (collectively the “Company”), and Dr. Hassan Salari (the “Employee or the Executive”).

RECITALS

A.         The Executive entered into an Employment Agreement with the Company on April 1st, 2004 and amended September 30, 2004 (the “Employment Agreement”).

B.         The Board of Directors have approved a salary increase for the Executive to a rate of CDN$300,000 per year, effective April 1st, 2005.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

1.    Provision 3.1 “Cash Compensation”.    The Company agrees to pay Executive Three Hundred Thousand Dollars (CDN$300,000) per year until the termination of this Agreement.

IN THE WITNESS WHEREOF, the parties have duly signed and delivered this Agreement as of the day and year first above written.

COMPANY

CHEMOKINE THERAPEUTICS CORP.

/s/ C. Richard Piazza

_______________________________

On behalf of the Board of Directors

Name: Richard Piazza, Director, Chair of Executive Compensation Committee

EXECUTIVE (Employee)

/s/ Hassan Salari

_______________________________

Dr. Hassan Salari

Chairman, President & CEO